EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. 1350

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Annual Report of ARYA Sciences Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission (the “Report”), I, Michael Altman, Chief Financial Officer and Director of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

Date: April 17, 2020

/s/ Michael Altman
Name:	Michael Altman
Title:	Chief Financial Officer and Director (Principal Financial and Accounting Officer)